UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 12, 2006

Great Wolf Resorts, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51064	51-0510250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

122 West Washington Ave, Madison, Wisconsin		53703
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	608-661-4700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 11, 2006, Bruce D. Neviaser, the Chairman of the Board, resigned from the Board of Directors. There was no disagreement between Mr. Neviaser and the Company.

On September 12, 2006, the Board of Directors selected Elan Blutinger, Randy Churchey and Howard Silver to fill the new Office of the Chairman position described in Item 5.03 below.

Also on September 12, 2006, the Company issued a press release announcing the resignation of Mr. Neviaser and the creation of the Office of the Chairman. A copy of the press release is attached to this Current Report as Exhibit 99.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 12, 2006, our Board of Directors unanimously approved an amendment to Article IV of our bylaws. The amendment inserts new Section 3 to Article IV, which creates the "Office of the Chairman." Pursuant to the amendment, the Office of the Chairman can be used as an alternative to a single board member serving as Chairman of the Board. If utilized, the Office of the Chairman shall consist of such directors, and such number of directors, as the Board of Directors determines from time to time.
The description of the amendment to our bylaws contained in this report does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws of Great Wolf Resorts, Inc., attached to this report as Exhibit 4.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 4.1 -- Amended and Restated Bylaws of Great Wolf Resorts, Inc.
Exhibit 99.1 -- Press release of Great Wolf Resorts, Inc., dated September 12, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Wolf Resorts, Inc.

September 17, 2006	By:	J. Michael Schroeder

Name: J. Michael Schroeder
Title: Corporate Secretary

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Exhibit Index

Exhibit No.	Description

4.1	Amended and Restated Bylaws
99.1	Press Release Dated September 12, 2006